UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2012

Asura Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15300 N. 90th Street, Suite 200 Scottsdale, AZ 85260
(Address of principal executive offices) (Zip Code)

(415)-946-8828
(Registrant’s telephone number, including area code)

IA Global, Inc.

(Former Name if changed since last report)

101 California Street, Suite 2450, San Francisco, CA 94111

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ..

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ..

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ..

Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective as of September 16, 2012 Asura Development Group, Inc., f/k/a/ IA Global, Inc., a Delaware corporation (the “Company”) authorized the issuance of an aggregate of 3,200,000 shares of the Company’s restricted common stock to its directors, and a former officer and service providers in exchange for services rendered as director or officer or for services, as the case may be, between September 1, 2011 and December 31, 2012.  The foregoing did not include, necessarily, all salary compensation otherwise payable.  No placement agent was used in connection with the issuance of the securities and no finders or other fees were paid in connection therewith.  The foregoing transaction was approved by all directors.  After the foregoing issuance, and as of the date of filing hereof, the Company has 14,668,694 of its common stock issued and outstanding, and excluding any shares issuable upon exercise or conversion of warrants or debt instruments.  The issuances were each approved by the Company’s compensation committee and majority of disinterested directors.

The shares issued are restricted securities pursuant to Rule 144 of the rules promulgated under the Securities Act of 1933, as amended, and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder as a transaction not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

Resignation of Other Director

Effective as of September 16, 2012, Dr. Ragna Krishna resigned as a member of the Board of Directors of the Company.  Dr. Krishna’s resignation from the Board was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.  Dr. Krishna has received a copy of this disclosure contained in this Current Report on Form 8-K prior to filing and has not disagreed with the statements herein.  Currently the Board Members remaining include Mr. Brian Hoekstra, Mr. Ryuhei Senda, Michael Garnreiter and Greg LeClaire.  Dr. Krishna remains a non-voting board observer until the next annual meeting of the Company.

Dr. Krishna did not receive any special remuneration in connection with his departure but did receive board compensation as set forth above, as provided to other board members or officers in connection with their duties while tenured with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 24, 2012, the Company filed a Certificate of Ownership and Merger in the State of Delaware (the “Certificate of Merger”) merging its recently formed wholly owned subsidiary, Asura Development Group, Inc., with and into the Company, with the Company as the surviving corporation (the “Merger”).  The result of the Merger was to cause an amendment to the Company’s Certificate of Incorporation in Delaware, pursuant to Section 253 of the Delaware General Corporation Law, changing the name of the Corporation from IA Global, Inc. to “Asura Development Group, Inc.”  No other changes have been made to the Company’s Certificate of Incorporation.  A copy of the Certificate of Merger is filed as an exhibit to this Report.

The reason for the change of the Company’s name, as determined by the Board, was to better reflect the Company’s ongoing Asian business sectors, and business as contemplating during its current restructuring.

The Company will advise as to any change of the Company’s stock symbol.

Item 7.01 Regulation FD Disclosure.

A press release relating to the Company’s development plans as well as the Merger and resultant name change is furnished as a copy to this Report.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits.

The following shall be deemed filed or furnished with this Report.

Exhibits	Exhibit Description
3.01	Certificate of Ownership and Merger Merging Asura Development Group, Inc., with and Into IA Global, Inc., Filed with Secretary of State of Delaware October 1, 2012, effective as of September 24, 2012.
99.1	Press Release dated as of October 9, 2012, relating to change of the Company’s name from IA Global, Inc. to Asura Development Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASURA DEVELOPMENT GROUP, INC.

(Registrant)

Dated:  October 10, 2012

By:

/s/ Brian Hoekstra

Brian Hoekstra

Chief Executive Officer

Exhibits	Exhibit Description
3.01	Certificate of Ownership and Merger Merging Asura Development Group, Inc., with and Into IA Global, Inc., Filed with Secretary of State of Delaware October 1, 2012, effective as of September 24, 2012.
99.1	Press Release dated as of October 9, 2012, relating to change of the Company’s name from IA Global, Inc. to Asura Development Group, Inc.

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